Exhibit 99.1
51 James Way, Eatontown, New Jersey 07724 USA • 1-800-537-9642
NEWS RELEASE

Contacts
	Company:	Mark H. Burroughs
FOR IMMEDIATE RELEASE		(732) 542-2800
	Investors:	Jennifer Beugelmans
(646) 596-7473
	Media:	Dan Budwick
(973) 271-6085
August 9, 2010
Osteotech Discloses Ongoing Engagement of Deutsche Bank Focused on
Evaluating Strategic Alternatives
Osteotech, Inc. (NASDAQ: OSTE), a leader in the emerging field of biologic products for regenerative healing, disclosed today that its Board of Directors engaged Deutsche Bank Securities Inc. in 2009 as its exclusive financial advisor to assist in the identification and evaluation of a range of strategic alternatives focused on enhancing shareholder value.
The Board’s decision to potentially pursue other alternatives to unlock shareholder value is based on its belief that the Company’s stock price does not reflect the fundamental value of the business. In the first and second quarters of 2010, the Company incurred costs and expenses of $391,000 and $539,000, respectively, related to this process. There can be no assurance that this evaluation process will result in any changes to the Company’s current business plans or lead to any specific action or transaction.
“The Board believes that the Company has made tangible progress in its growth strategy focused on new, innovative biologics, but that the value the management team has created is not adequately reflected in the current stock price,” said Kenneth P. Fallon, III, Chairman of the Board of Directors of Osteotech. “While the management team has been executing their growth strategy, the Board has undertaken a review of the Company’s strategic options and alternatives, specifically focusing on maximizing shareholder value. During the evaluation process, the management team has been and will remain focused on executing the current business plan.
“A dissident shareholder group has stated its disagreement with the direction of the Company and has made public its intention to gain majority control of the Board of Directors,” continued Mr. Fallon. “The stated strategic plan of this shareholder group has already been implemented by the Board and the management team, including the evaluation of strategic alternatives and, as demonstrated by the Company’s earnings announcement this morning, the optimization of cost structures and operating efficiencies.”
“We continue to be encouraged by the growth we have achieved from our biologics product franchises focused on regenerative healing,” said Sam Owusu-Akyaw, President and Chief Executive Officer of Osteotech. “While our growth strategy is beginning to pay dividends as evidenced by our strengthening financial results and the traction that our new products have gained, the Board previously concluded that the exploration of a variety of business development opportunities would be the best path forward for Osteotech. As a result, we have incurred significant out-of-pocket costs related to this evaluation process, which we consider a necessary investment to enable a well-informed decision about Osteotech’s future. Any decisions the Board makes will be based upon what it believes will be best for enhancing shareholder value.”
About Osteotech
Osteotech, Inc., headquartered in Eatontown, New Jersey, is a global leader in providing biologic solutions for regenerative medicine to support surgeons and their patients in the repair of the musculoskeletal system through the development of innovative therapy-driven products that alleviate pain, promote biologic healing and restore function. For further information regarding Osteotech or the conference call, please go to Osteotech’s website at www.osteotech.com.
Certain statements made throughout this press release that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) regarding the Company’s future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to successfully execute on any strategic alternatives, its ability to develop and introduce new products, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the marketplace, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts. For a more detailed discussion of certain of these factors, see the Company’s periodic reports filed with the Securities and Exchange Commission from time to time, including the latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All information in this press release is as of August 9, 2010 and the Company does not intend to update this information.
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